Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent accountants, we consent to the incorporation by reference in this Current Report on Form 8-K/A, of our report dated January 25, 1996 included in Walden Bancorp, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Current Report.

                                    /s/ Arthur Andersen LLP

                                    Arthur Andersen LLP

Boston, Massachusetts
February 28, 1997